EXHIBIT 11.1
DUKE REALTY LIMITED PARTNERSHIP
EARNINGS TO FIXED CHARGES CALCULATION (in thousands)
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                                                  DECEMBER 31,
                                                      1998
                                                  -----------
CONSOLIDATED NET INCOME  AVAILABLE FOR
 COMMON UNITS                                    $103,112
DIVIDENDS ON PREFERRED UNITS                       19,833
GAIN ON PROPERTY SALES                             (1,351)
INTEREST EXPENSE                                   60,217
                                                  -------
   EARNINGS BEFORE FIXED CHARGES                 $181,811
                                                  =======
INTEREST EXPENSE                                 $ 60,217
DIVIDENDS ON PREFERRED UNITS                       19,833
INTEREST COSTS CAPITALIZED                          8,546
                                                  -------
   TOTAL FIXED CHARGES                           $ 88,596
                                                  =======
FIXED CHARGE RATIO                                   2.05
                                                  =======
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